EXHIBIT 99.1


  COSI REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2003

NEW YORK, May 8, 2003 (BUSINESS WIRE) -- New York-based restaurant company, Cosi, Inc. (NASDAQ: COSI) today reported net sales and earnings for the first quarter ended March 31, 2003.

Net sales increased 42.1% to $25.7 million in the first quarter of 2003, compared to $18.1 million for the first quarter of 2002. Comparable restaurant sales, as measured for restaurants in operation for more than 15 months, increased 5% despite extreme winter weather conditions that affected most of the Company's markets several times during the current quarter.

During the first quarter of 2003, 6 restaurants were opened and as previously announced, 3 were closed. The Company finished the first quarter with 94 restaurants in operation.

Net losses attributable to common stockholders were $11.6 million or $(0.70) per basic and diluted share in the first quarter of 2003, compared to $6.2 million or $(1.37) per basic and diluted share for the first quarter of 2002. Financial results for the first quarter of 2003 include $3.7 million in severance costs related to executive changes and general and administrative staff reductions, and a provision for losses on asset impairments and disposals and lease terminations of $2.8 million.

About Cosi

Cosi restaurants are all-day cafes that feature signature bread and coffee products in a unique environment that changes throughout the day. Cosi offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, cravable foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. These products are freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. There are 94 Cosi locations in eleven states and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support our growth initiatives; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

                                      -2-


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            Cosi, Inc. Condensesd Cnsolidated Statements of Income
                      (In $000's except per share data)


                                                             13 Weeks Ended
                                                        4/1/2002       3/31/2003
                                                        --------       ---------
                                                         IQ 2002        1Q 2003
                                                        --------       ---------
Net Sales:                                            $18,052.1       $25,654.4

Costs and expenses:
  Cost of goods sold                                    4,853.4         7,316.5
  Restaurant operating expenses                        11,127.0        16,801.2
                                                       --------        --------

      Total cost of sales                              15,980.4        24,117.7

General and administrative expenses                     4,620.3         7,925.2
Depreciation and amortization                           1,210.3         1,958.6
Restaurant pre-opening expenses                           111.4           349.1
Provisions for losses on asset
  impairments and disposals                                ----         2,568.0
Lease termination costs                                    ----           257.1
                                                       --------        --------
Operating loss                                        (3,870.3)      (11,521.3)

Interest and other income, net                          (357.9)          (46.8)
                                                       --------        --------

Net loss:                                             (4,228.2)      (11,568.1)
Preferred stock dividends                             (1,960.5)            ----
Net loss attributable to common
 stockholders                                         (6,188.7)      (11,568.1)
                                                      =========      ==========

Net loss per common share:
  Basic and Diluted                                     $(1.37)         $(0.70)

Weighted average shares of common and
  common equivalent shares outstanding
  Basic and Diluted                                     4,527.6        16,573.8



                         Selected Balance Sheet Data
                                 (In $000's)


                                                     12/30/2002       3/31/2003
                                                     ----------       ---------
                                                       FY 2002         Q1 2003
                                                     ----------       ---------

Cash and cash equivalents                             $13,032.3        $3,610.9
Other current assets                                    4,653.6         4,317.0
                                                     ----------       ---------
Total current assets                                   17,685.9         7,927.9

Property, equipment and leasehold
  improvements, net                                    45,755.3        44,917.2
Other assets                                            2,801.9         2,913.6
                                                     ----------       ---------

Total assets                                           66,243.1        55,758.7
                                                     ==========       =========

Total current liabilities                             $16,916.6       $16,157.2

Long-term portion of debt & capital
  lease obligations                                       251.2           240.8
Other long-term liabilities                             9,748.3        11,558.7
                                                     ----------       ---------

Total liabilities                                      26,916.1        27,956.7
                                                     ----------       ---------

Common shareholder's equity (deficit)                  39,327.0        27,802.0
                                                     ----------       ---------

Total liabilities                                      66,243.1        55,758.7
                                                     ==========       =========


Contact:  Cosi, Inc., New York
          Kenneth S. Betuker, 212/739-7157
          or
          ICR, New York
          Don Duffy/Tom Ryan, 203/222-9013